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                                                                  EXHIBIT 23(B)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Gold Kist Inc.:

  We consent to the use of our reports included herein or incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus. Our reports refer to a change in accounting for certain investments in debt and equity securities.

                                          KPMG Peat Marwick LLP

Atlanta, Georgia
September 24, 1997